Exhibit 99.1

Immersion Corporation Reports Second Quarter 2024 Results

GAAP Net Income Attributable to Immersion stockholders of $28.9 million or $0.89 per diluted share

Non-GAAP Net Income Attributable to Immersion stockholders of $37.0 million or $1.14 per diluted share

AVENTURA FL, August 20, 2024 – Immersion Corporation (“Immersion”, the “Company”, “we”, “us” or “our”) (Nasdaq: IMMR), a leading provider of technologies for haptics, today reported financial results for the second quarter ended June 30, 2024.

Second Quarter Consolidated Financial Summary1:

•	Total revenues of $99.4 million in the second quarter of 2024, compared to $7.0 million in the second quarter of 2023.
•	GAAP net income attributable to Immersion Corporation stockholders was $28.9 million, or $0.89 per diluted share in the second quarter of 2024, compared to $7.0 million, or $0.21 per diluted share, in the second quarter of 2023.
•	GAAP operating expenses of $33.2 million in the second quarter of 2024, compared to $3.9 million in the second quarter of 2023. Non-GAAP operating expenses of $25.2 million in the second quarter of 2024, compared to $2.5 million in the second quarter of 2023.
•	Non-GAAP net income attributable to Immersion Corporation stockholders was $37.0 million, or $1.14 per diluted share, in the second quarter of 2024 compared to $8.4 million, or $0.26 per diluted share, in the second quarter of 2023.
•	Total stockholders' equity attributable to Immersion Corporation stockholders was $230.3 million compared to $183.1 million as of December 31, 2023.

Second Quarter Immersion Corporation Segment Standalone Financial Summary:

•	Immersion Corporation royalty and license revenue was $52.4 million in the second quarter of 2024, compared to $7.0 million in the second quarter of 2023.
•	Immersion Corporation standalone Non-GAAP stockholders’ equity increased $53.0 million to $236.1 million as of June 30, 2024 compared to $183.1 million as of December 31, 2023.

1 On June 10, 2024, the Company closed certain transactions with Barnes & Noble Education, Inc. (“Barnes & Noble Education”). As part of the transactions, the Company acquired 42% of all outstanding common shares of Barnes & Noble Education, as well as control over Barnes & Noble Education through the five Immersion-appointed board seats. The financial information presented in the press release includes the consolidated financial information of Barnes & Noble Education from the period of June 10, 2024 through June 30, 2024. The Company owns approximately 11 million shares of Barnes & Noble Education's common stock upon the close of this transaction.

“The second quarter was very strong for the Company,” said Eric Singer, Chairman and CEO. “We continue to work to protect and monetize our intellectual property. We were also able to take advantage of our strong and liquid balance sheet to make an important investment in Barnes & Noble Education (NYSE: BNED). Notably, Immersion standalone Non-GAAP stockholders equity has increased by more than $50 million so far in 2024 to $236.1 million as of June 30, 2024. We will continue to seek to drive long-term shareholder value from a position of strength and through thoughtful capital allocation,” added Singer.

The ninth quarterly dividend, in the amount of $0.045 per share, will be paid on October18, 2024 to stockholders of record on October 4, 2024. Future quarterly dividends will be subject to further review and approval by the Board of Directors (the “Board”) in accordance with applicable law. The Board reserves the right to adjust or withdraw the quarterly dividend in future periods as it reviews the Company’s capital allocation strategy from time-to-time.

About Immersion Corporation

Immersion Corporation (Nasdaq: IMMR) was incorporated in 1993 in California and reincorporated in Delaware in 1999.

The Company is a leading provider of touch feedback technology, also known as haptics. The Company accelerates and scales haptic experiences by providing haptic technology for  mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. Learn more at www.immersion.com.

2   See Reconciliation of GAAP total stockholders’ equity attributable to Immersion Corporation Stockholders to Immersion standalone Non GAAP stockholders’ equity for more detail.

Use of Non-GAAP Financial Measures

The Company reports all financial information required in accordance with generally accepted accounting principles (“GAAP”), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. The Company discloses certain non-GAAP information, such as Non-GAAP net income attributable to Immersion stockholders, Non-GAAP net income per diluted common share attributable to Immersion stockholders, Non-GAAP operating expenses, Immersion standalone Non-GAAP stockholders’ equity because it is useful in understanding the Company’s performance as it excludes certain non-cash expenses like stock-based compensation expense, depreciation and amortization of property and equipment, restructuring expense, business acquisition related costs and other nonrecurring charges that many investors feel may obscure the Company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, including but not limited to statements about the Company’s focus on protecting its intellectual property, either through the execution of new or renewal license agreements or by proactive enforcement continuing to pursue thoughtful capital allocation to increase long-term stockholder value, and the timing of any dividend payments.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate; delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer;  the ability of

Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2023 as filed with the U.S. Securities and Exchange Commission (the “SEC”), Barnes & Noble Education’s Inc.'s Annual Report on Form 10-K for its fiscal year ended April 27, 2024, as filed with the SEC, and Immersion’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the SEC. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and the Company does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

 Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Immersion
Cash and cash equivalents	$28,932	$56,071
Investments - current	97,614	104,291
Accounts receivable, net	18,235	2,241
Prepaid expenses and other current assets	8,647	9,847
	153,428	172,450
Barnes & Noble Education
Cash and cash equivalents	6,855	—
Accounts receivable, net	122,797	—
Merchandise inventories, net	353,454	—
Textbook rental Inventories, net	9,288	—
Prepaid expenses and other current assets	32,819	—
	525,213	—
Total current assets	678,641	172,450
Immersion
Property and equipment, net	166	211
Investments - noncurrent	45,163	33,350
Long-term deposits	6,310	6,231
Deferred tax assets	3,343	3,343
Other assets - noncurrent	33,775	146
	88,757	43,281
Barnes & Noble Education
Property and equipment, net	117,808	—
Intangible assets, net	94,786	—
Goodwill	14,220	—
Operating lease right-of-use assets	182,292	—
Other assets - noncurrent	11,162	—
	420,268	—
Total assets	$1,187,666	$215,731

 Immersion Corporation

Condensed Consolidated Balance Sheets (Continued)

(In thousands)

(Unaudited)

	June 30, 2024	December 31, 2023
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Immersion
Accounts payable	$81	$47
Accrued compensation	2,850	3,127
Deferred revenue - current	12,082	4,239
Other current liabilities	27,605	11,900
	42,618	19,313
Barnes & Noble Education
Accounts payable	217,173	—
Accrued liabilities	69,638	—
Deferred revenue - current	8,159	—
Operating lease liabilities - current	100,221	—
	395,191	—
Total current liabilities	437,809	19,313
Immersion
Deferred revenue - noncurrent	8,665	8,390
Other long-term liabilities	4,959	4,926
	13,624	13,316
Barnes & Noble Education
Deferred tax liabilities - noncurrent	636	—
Operating lease - noncurrent	107,400	—
Other long-term liabilities	12,240	—
Deferred revenue - noncurrent	3,393	—
Long-term borrowings	186,644	—
	310,313	—
Total liabilities	761,746	32,629
Total stockholders' equity attributable to Immersion Corporation stockholders	230,272	183,102
Noncontrolling interest in consolidated subsidiaries	195,648	—
Total stockholders' equity	425,920	183,102
Total liabilities and stockholders' equity	$1,187,666	$215,731

Immersion Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Immersion
Royalty and license	$52,403	$6,983	$96,250	$14,057
Barnes & Noble Education
Product and other	45,073	—	45,073	—
Rental income	1,948	—	1,948	—
Total revenues	99,424	6,983	143,271	14,057
Cost of sale (excludes depreciation and amortization expense):
Barnes & Noble Education
Product and other	39,675	—	39,675	—
Rental income	1,131	—	1,131	—
	40,806	—	40,806	—
Operating expenses:
Immersion
Selling and administrative expenses	14,175	3,870	41,408	7,685

Barnes & Noble Education
Selling and administrative expenses	14,519	—	14,519	—
Depreciation and amortization expense	2,140	—	2,140
Restructuring and other charges	2,378	—	2,378	—
	19,037	—	19,037	—
Total operating expenses	33,212	3,870	60,445	7,685
Operating income	25,406	3,113	42,020	6,372
Interest and other income (loss), net	4,609	6,759	12,715	13,285
Interest expense	(901)	—	(901)	—
Income before provision for income taxes	29,114	9,872	53,834	19,657
Provision for income taxes	(8,178)	(2,844)	(14,243)	(4,351)
Net income	$20,936	$7,028	$39,591	$15,306
Net loss attributable to noncontrolling interest	(8,009)	—	(8,009)	—
Net income attributable to Immersion stockholders	$28,945	$7,028	$47,600	$15,306
Diluted income per common share attributable to Immersion stockholders	$0.89	$0.21	$1.47	$0.47
Shares used in calculating diluted net income per share	32,525	32,810	32,407	32,839

Immersion Corporation

Reconciliation of GAAP net income attributable to Immersion stockholders to Non-GAAP net income attributable to Immersion stockholders

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023[1]	2024	2023[1]
GAAP net income attributable to Immersion stockholders	$28,945	$7,028	$47,600	$15,306
Add: Stock-based compensation	1,192	760	2,268	1,707
Depreciation and amortization of property and equipment	2,155	21	2,173	42
Restructuring expense and other charges	2,407	125	2,438	312
Business acquisition related costs	2,283	—	2,283	—
Other nonrecurring charges	10	481	53	560
Non-GAAP net income attributable to Immersion stockholders	$36,992	$8,415	$56,815	$17,927
Non-GAAP net income per diluted common share attributable to Immersion stockholder	$1.14	$0.26	$1.75	$0.55
Shares used in calculating Non-GAAP net income per diluted share attributable to Immersion stockholder	32,525	32,810	32,407	32,839

1 In order to provide for better comparability between periods and a better understanding of underlying trends. The Non-GAAP information above includes an updated presentation of the prior year 2023.

Immersion Corporation

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP operating expenses	$33,212	$3,870	$60,445	$7,685
Adjustments to GAAP operating expenses:
Stock-based compensation expense	(1,192)	(760)	(2,268)	(1,707)
Depreciation and amortization expense of property and equipment	(2,155)	(21)	(2,173)	(42)
Restructuring expense charges	(2,407)	(125)	(2,438)	(312)
Business acquisition related costs	(2,283)	—	(2,283)	—
Other nonrecurring charges	(10)	(481)	(53)	(560)
Non-GAAP operating expenses	$25,165	$2,483	$51,230	$5,064

Immersion Corporation

Reconciliation of GAAP Total stockholders’ equity attributable to Immersion Corporation Stockholders to

Non-GAAP Immersion standalone Non-GAAP stockholders’ equity

(In thousands)

(Unaudited)

	June 30, 2024	December 31, 2023
Total stockholders’ equity attributable to Immersion Corporation stockholders	$230,272	$183,102
Adjusted for Barnes & Noble Education's net loss attributable to Immersion stockholders	5,800	—
Immersion standalone Non-GAAP stockholders' equity	$236,072	$183,102

Investor Contact:

J. Michael Dodson

Immersion Corporation

mdodson@immersion.com